Exhibit 99.1

news release

NYSE: TC
TSX: TCM, TCM.WT
September 12, 2011	TSX-V: TRX.WT

THOMPSON CREEK ANNOUNCES INCREASED RESERVES AND  EXTENDED MINE
 LIFE FOR THE ENDAKO MINE

Denver, Colorado — Thompson Creek Metals Company Inc. (the “Company” or “Thompson Creek”), a growing, diversified North American mining company, today announced a 9% increase in mineral reserves from 286.2 million to 312.2 million pounds of contained molybdenum at its Endako molybdenum mine located near Fraser Lake, British Columbia, extending its mine life by nearly 2 years through 2028.

Kevin Loughrey, Chairman and Chief Executive Officer of Thompson Creek, commented, “The updated reserves estimate illustrates the significant value of the Endako mine.  The current report has revised our reserves estimates as a result of improved engineering, refined geological modeling and new drilling data.  We believe the resource base at the Endako mine will continue to expand with our 2011 drilling program and future  exploration.”

Thompson Creek plans to conduct 70,955 feet of drilling at Endako in 2011, with the results of such drilling expected to be reported in the second quarter of 2012.  Thompson Creek is currently constructing a new mill facility at Endako which is expected to increase throughput from 31,000 to 55,000 tons per day, increase recovery from 75% to 79%, and increase total annual production from approximately 11 to 16 million pounds per year (with the Company’s 75% share increasing from 6-8 to 11-12 million pounds per year).  The new mill facility is on schedule for completion in the first quarter of 2012.

The new mineral reserves and resources estimates were prepared by the Endako mine staff and verified by John M. Marek, P.E. of Independent Mining Consultants (“IMC”), a qualified person as defined in National Instrument 43-101.  The new reserves and resources estimates update those previously released on February 24, 2011.  The new mineral reserves and resources estimates are based on a geologic block model of the Endako deposits assembled by IMC in June 2011 using available diamond drilling data through October 2010 and selected blast hole data through May 31, 2011.  The reserves evaluation used a cut-off grade of 0.018% Mo and were estimated using a long-term molybdenum price of $13.50 CDN/lb or $12.00 US/lb using an exchange rate of CDN$1.125/US$1.00.  The mineral resources evaluation used a cut-off grade of 0.015% Mo and pit shells at a molybdenum price of $16.50 CDN/lb or $15.00 US/lb using an exchange rate of CDN$1.10/US$1.00.

Endako’s proven and probable mineral reserves are estimated to be 340.3 million tons at an average grade of 0.046% Mo containing 312.2 million pounds of molybdenum.  These mineral reserves consist of proven reserves of 140.9 million tons at an average grade of 0.047% Mo containing 133 million pounds of molybdenum and probable reserves of 199.3 million tons at an average grade of 0.045% Mo containing 179.2 million pounds of molybdenum. The previous estimates showed proven and probable mineral reserves of 311.0 million tons at an average grade of 0.046% Mo containing 286.2 million pounds of molybdenum.  The  updated estimate adds roughly 26 million pounds of contained molybdenum to the Company’s present reserves.

Endako’s measured and indicated mineral resources (excluding proven and probable mineral reserves) are estimated to be 63.2 million tons at an average grade of 0.030% Mo containing 38.0 million pounds molybdenum.  This includes measured mineral resources of 19 million tons at an average grade of 0.029% Mo containing 10.9 million pounds of molybdenum and indicated mineral resources of 44.3 million tons at an average grade of 0.031% Mo containing 27.1 million pounds of molybdenum.  The previous estimates showed measured and indicated mineral resources of 88.4 million tons at 0.034% Mo containing 60.9 million pounds of molybdenum.

The Endako mine also has inferred mineral resources of 54.4 million tons at an average grade of 0.035% Mo containing 37.8 million pounds of molybdenum.  The previous estimates showed inferred mineral resources of 61.5 million tons at an average grade of 0.037% Mo containing 45.0 million pounds of molybdenum.

In connection with the new reserve estimates, the mine planning team at Endako developed a new mine plan based on the June 2011 block model.  The resulting plan, which takes into account the increase in production rate attributable to the operation of the new mill facility, extends the life of the mine by 20 months through 2028.  Mr. Marek reviewed the Company’s new 18-year mine plan and concluded that “the production targets, mine operating cost forecasts, and the capital cost forecasts are reasonable.”

Mineral reserves and mineral resources are stated herein in short tons (English) units.  Details of the new estimates and mine plan are available in a National Instrument 43-101 technical report filed on SEDAR (www.sedar.com).

About Thompson Creek Metals Company Inc.

Thompson Creek Metals Company Inc. is a growing, diversified North American mining company.   The Company produces molybdenum at its 100%-owned Thompson Creek Mine in Idaho and Langeloth Metallurgical Facility in Pennsylvania and its 75%-owned Endako Mine in northern British Columbia.  The Company is also in the process of constructing the Mt. Milligan copper-gold mine in central British Columbia, which is expected to commence production in 2013.  The Company’s development projects include the Berg copper-molybdenum-silver property and the Davidson molybdenum property, both located in central British Columbia.  Thompson Creek has approximately 970 employees.  Its principal executive office is in Denver, Colorado and its Canadian administrative office is in Vancouver, British Columbia.  More information is available at www.thompsoncreekmetals.com.

Cautionary Note to U.S. Investors

This news release uses the terms “measured,” “indicated” and “inferred” resources.  U.S. investors are advised that, while such terms are recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize them.  U.S. investors are cautioned not to assume that all or any part of measured, indicated or inferred mineral resources will ever be converted into mineral reserves.  U.S. investors should refer to Thompson Creek’s current Annual Report on Form 10-K, which is available on EDGAR at www.sec.gov, and subsequent continuous disclosure documents available at www.sec.gov for further information on mineral reserves and mineral resources, which is subject to the qualifications and notes set forth therein.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this news release (including information incorporated by reference) are ‘‘forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and applicable Canadian securities legislation.  These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions.  Our forward looking statements include, without limitation: estimates of mineral reserves and resources, including estimated mine life and annual production; uncertainties related to feasibility studies that provide estimates of expected or anticipated costs, expenditures and economic returns from a mining project; statements as  to the projected development of the Endako mill expansion including statements regarding the associated costs and expected production commencement dates; estimates as to commodity prices; estimates of future production costs and other expenses for operations; estimates of future mineral production and sales; statements with respect to the future financial or operating performance of Thompson Creek or its subsidiaries and its projects; statements with respect to the costs and timing of future exploration projects and the development of new deposits; and statements as to Thompson Creek’s ability to achieve its expected growth strategy.

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis.  However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements.  Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the section entitled ‘‘Risk Factors’’ in Thompson Creek’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed on EDGAR at www.sec.gov and on SEDAR at www.sedar.com.  Although we have attempted to identify those factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that cause results or events to differ from those anticipated, estimated or intended.  Many of these factors are beyond TCM’s ability to control or predict.  Given these uncertainties, the reader is cautioned not to place undue reliance on our forward-looking statements.  We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

For more information, please contact:

Pamela Solly	Christine Stewart
Director, Investor Relations	Renmark Financial Communications Inc.
Thompson Creek Metals Company Inc.	Tel: (416) 644-2020
Tel: (303) 762-3526	cstewart@renmarkfinancial.com
psolly@tcrk.com